LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS For Executing Forms 3, 4, and 5 and Form ID Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Deirdre Silver, Kristy Grazioso and Allison Brehm, or either of them acting singly and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to: 1. Prepare, acknowledge, execute, deliver and file for and on behalf of the undersigned, in the undersigned’s capacity as an officer or director or both of John Wiley & Sons, Inc. (the “Company”) Forms 3, 4, and 5 (and any amendments thereto), including applications for Form ID, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition or disposition of securities of the Company; 2. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission (the "SEC"), including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms 3, 4 and 5 electronically with the SEC; and 3. Take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act. This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact. The undersigned also hereby makes, constitutes and appoints Ariane Deliz, with full power of substitution, the undersigned's true and lawful attorney-in-fact to act as Account Administrator for the undersigned's SEC filing accounts, including the power to: (a) make submissions on behalf of the undersigned; (b) add and remove other Account Administrators, Technical Administrators and Users; (c) delegate filing authority to others (such as filing agents); (d) generate custom Confirmation Codes (CCCs); (e) create and edit groups of Users; and (f) perform the annual certification of account information as required by the SEC. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of June, 2025. ____________________________ Katya Andresen, applicant I, Laura Alejandra Irazoque, a notary public, hereby certify that Katya D. Andresen, who personally appeared before me on June 30, 2025, and is known to me, and acknowledged under oath, to my satisfaction, that he signed this instrument as his own act. GIVEN UNDER MY HAND AND SEAL OF OFFICE THIS 30th DAY OF JUNE, 2025. ______________________ LAURA ALEJANDRA IRAZOQUE 111 River Street, Hoboken, New Jersey, USA 07030